                                                                  EXHIBIT 10.1.3
                             AMENDMENT NO. 2 TO THE
                          INTERNET CAPITAL GROUP, INC.
                          1999 EQUITY COMPENSATION PLAN
               (as amended and restated, effective July 25, 2001)

         WHEREAS, Internet Capital Group, Inc. (the "Company") maintains the Internet Capital Group, Inc. 1999 Equity Compensation Plan (as amended and restated, effective July 25, 2001) (the "Plan") for the benefit of its eligible employees, certain advisors and consultants who perform services for the Company, and non-employee members of the Company's Board of Directors;

         WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan to: (i) (A) increase the aggregate total number of shares that will be granted to members of the Board who are not employees of the Company ("Non-Employee Directors") as automatic stock option service grants, (B) provide that the automatic stock option service grants to Non-Employee Directors will be made on a quarterly basis, and (C) increase the aggregate limit of initial grants, service grants and conversion grants that may be made to Non-Employee Directors under the Plan; and (ii) provide that "restricted shares" may be granted under the Plan without restrictions; and

         WHEREAS, Section 19(a) of the Plan provides that the Board may amend the Plan at any time.

         NOW, THEREFORE, in accordance with the foregoing, the Plan shall be amended as follows:

         1. Effective as of July 1, 2003, Section 6(b) of the Plan shall be amended in its entirety as follows:

                  "Service Grants. On the first day of each January 1, April 1, July 1 and October 1, commencing on July 1, 2003, each Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 25,000 Shares; provided that on each such grant date the Non-Employee Director is a member of the Board (a "Service Grant")."

         2. Effective as of July 1, 2003, Section 6(d) of the Plan shall be amended in its entirety as follows:

                  "Aggregate Limitation on Grants. Notwithstanding any provision of this Plan to the contrary, the maximum number of Shares subject to Initial Grants, Service Grants, and Conversion Grants which may be awarded to any Non-Employee Director under the Plan shall not exceed 1,000,000 Shares."

         3. Effective as of July 1, 2003, the second sentence of Section 6(e)(ii) of the Plan shall be amended in its entirety as follows:

                  "Each Service Grant shall vest as follows: Service Grants made on (A) July 1 shall vest 12 months from the date of the grant of such Option, (B) October 1 shall vest 9 months from the date of the grant of such Option, (C) January 1 shall vest 6 months from the date of the grant of such Option, and (D) April 1 shall vest 3 months from the date of the grant of such Option."

         4.       Effective as of December 16, 2002, the first sentence of
Section 8(a) of the Plan shall be amended in its entirety to read as follows:

                  "Shares issued or transferred pursuant to Restricted Share Grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee."

         IN WITNESS WHEREOF, and as evidence of the adoption of Amendment No. 2 set forth herein, the Board has caused this Amendment to be executed this 16th day of December, 2002.

                                                 INTERNET CAPITAL GROUP, INC.

                                                 BY: /s/ Henry N. Nassau
                                                     -------------------
                                                 TITLE: Managing Director
                                                        -----------------